Exhibit 99.1

GENIUS BRANDS INTERNATIONAL ANNOUNCES 1-FOR-100 REVERSE STOCK SPLIT

Stock to Begin Trading at Split-Adjusted Price April 7, 2014 under Temporary Symbol “GNUSD”; Company Pursuing Uplisting and has Filed its NASDAQ Application

Beverly Hills, CA (April 7, 2014) - –Genius Brands International, Inc. (OTCQB: GNUS), a global brand management company dedicated to providing entertaining and enriching ‘content with a purpose’ for toddlers to tweens, announces a reverse split of its outstanding common stock at a ratio of 1-for-100.

The reverse stock split will be effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace at the open of business April 7, 2014, whereupon the stock will begin trading on a split-adjusted basis. The Company's trading symbol on April 7, 2014 will temporarily change to "GNUSD” and continue for a period of 20 business days from that date, after such time, the symbol will revert to the original symbol of "GNUS".

As a result of the reverse stock split, the Company's issued and outstanding shares of common stock will decrease to approximately 6 million post-split shares (prior to effecting the rounding of fractional shares into whole shares as described below) from approximately 602 million pre-split shares.

As a result of the reverse stock split, each 100 shares of common stock held by each stockholder will be converted automatically into one share of common stock, with fractional shares rounded up to the next whole share. No fractional shares will be issued, and no cash or other consideration will be paid

Stockholders who are holding their shares in electronic form at their brokerage firms do not have to take any action as the effects of the reverse stock split will automatically be reflected in their brokerage accounts. No further action is required for stockholders holding paper certificates. Certificates representing pre-split holdings will be deemed to represent the stockholder’s post-split holdings until such time as the stockholder presents the certificate to the transfer agent, whose contact information appears below.

Globex Transfer, LLC
780 Deltona Boulevard
Suite 202
Deltona, Florida 32725
Phone: (386) 206-1133

For additional information regarding the reverse stock split, please reference the Company’s Definitive Proxy Statement filed with the SEC on September 24, 2013.

About Genius Brands International:

Headquartered in Los Angeles, California, Genius Brands International (OTCQB:GNUS) is a publicly traded multimedia content and brand management company with the merged assets of A Squared Entertainment LLC and Genius Brands International, Inc.

Led by industry veterans, Andy Heyward and Amy Moynihan Heyward, Genius Brands International includes award-winning Baby Genius, Warren Buffett's Secret Millionaires Club, Gisele Bündchen's Gisele & the Green Team, Martha Stewart's Martha & Friends, Thomas Edison's Secret Lab and Stan Lee Comics, featuring its first movie, Stan Lee's Mighty 7. The Company provides "content with a purpose" for kids of all ages, meaning interactive content that is as entertaining as it is enriching.

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Forward Looking Statements:

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACTS:

Michelle Orsi/Carol Holdsworth

Three.Sixty Marketing + Communications

michelle@360-comm.com

310.418.6430/805.252.1848

INVESTORS RELATIONS CONTACT:

Victor Roberts

RedChip Companies

victor@redchip.com

407.644.4256, ext. 111